EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

Charles D. Knight

Executive Vice President

Chief Financial Officer

InvestorRelations@catocorp.com
CATO REPORTS

4Q AND FULL YEAR LOSS
CHARLOTTE, N.C. (March 21, 2024) – The Cato Corporation (NYSE: CATO) today reported a net loss of ($23.4)
million or ($1.14) per diluted share for the fourth quarter ended

February 3, 2024, compared to a net loss of ($3.0) million
or ($0.14) per diluted share for the fourth quarter ended January

28, 2023.

Full-year fiscal 2023 net loss was ($23.9)
million or ($1.17) per diluted share compared to net income of $0.0 million or $0.00 per diluted share for 2022.

Contributing to the net loss is income tax expense of $10.9 million for the fourth quarter of fiscal 2023 and $10.1 million
for the full year of fiscal 2023.

The income tax expense is primarily due to a non-cash valuation allowance recorded
against U.S. federal and state deferred tax assets.
Sales for the fourth quarter ended February 3, 2024 were $172.1 million,

or a decrease of 3% from sales of $177.5 million
for the fourth quarter ended January 28, 2023.

The Company’s same-store sales for the quarter decreased 5% compared to the same period in 2022.

The gap between sales and same store sales percentages is due to the fourth quarter of 2023
containing fourteen weeks versus thirteen weeks in the fourth quarter of fiscal 2022, as the fiscal year ended February 3,
2024 contains 53 weeks versus 52 weeks in the fiscal year ended

January 28, 2023.

For the year, the Company's sales
decreased 7% to $700.3 million from 2022 sales of $752.4 million.

Same-store sales for the year decreased 6% compared
to 2022.

"Our fiscal 2023 sales trend was negatively impacted by pressure on our customers’ discretionary spending levels
primarily due to higher interest rates and inflation,” said John Cato, Chairman,

President and Chief Executive Officer.
“Our full year gross margin rate improved compared to fiscal 2022, as we focused on controlling our inventory.

Despite
the challenges experienced throughout 2023, we have continued

investing in key capital projects and efficiency initiatives in support of our long-term growth.”

Fourth-quarter gross margin decreased from 31.3% to 31.0% of sales in 2023 reflecting pressure from increased
markdowns, coupled with higher buying and domestic freight costs.

Selling, general and administrative expenses as a
percent of sales increased from 33.8% to 39.2% of sales during the quarter primarily due to increased store operating
expenses, insurance, closed store and impairment expenses.

Income tax for the quarter was an expense of $10.9 million
compared to a benefit of $1.2 million last year.

The increase in tax expense for the quarter was due primarily to a non-
cash valuation allowance recorded against U.S. federal and state deferred tax assets.
For the full year 2023, gross margin increased from 32.3% of sales in 2022 to 33.7% of sales in part due to lower ocean
freight costs and an increase in regular priced selling of goods, partially offset by higher occupancy and buying costs.

Selling, general and administrative expenses increased to 36.1% of sales compared to 32.3% in the prior year.

The
selling, general and administrative rate increase was primarily due to higher payroll costs, insurance and closed store
expenses including impairment expenses. Income tax expense for the year was $10.1 million compared to an expense of
$1.7 million last year.

The increase in tax expense for the year was due primarily

to a non-cash valuation allowance
recorded against U.S. federal and state deferred tax assets.
“As we look ahead to 2024, we remain cautious in this challenging economic environment with continued high interest
rates and persistent inflation impacting our customers’ disposable income,” stated Mr. Cato.

“In 2024, we will continue to
introduce new merchandise offerings, as well as refine our existing merchandise assortments.

We will also continue to

invest in our productivity and efficiency initiatives.

As always we will continue our strategy of offering great fashion at a value, with outstanding customer service.”

During 2023, the Company opened seven stores, relocated two stores and permanently closed 109 stores.

As of February
3, 2024, the Company operated 1,178 stores in 31 states, compared to 1,280 stores in 32 states as of January 28, 2023.

During 2024, the Company plans to open up to 15 new stores and close up to 75 underperforming stores as leases expire.

These store closings are anticipated to have minimal financial impact.
The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three
concepts, “Cato,” “Versona” and “It’s

Fashion.”

The Company’s Cato stores offer exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers exclusive merchandise
found in its Cato stores at www.catofashions.com.

Versona

is a unique fashion destination offering apparel and
accessories including jewelry, handbags and shoes at exceptional prices every day.

Select Versona

merchandise can also
be found at www.shopversona.com.

It’s Fashion offers fashion with a focus on the latest trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief, expectation or intention, as well as those that are not a historical fact,
including, without limitation, statements regarding the Company’s expected or estimated operational financial results,
activities or opportunities, and potential impacts and effects of interest rates,

inflation or other factors that may affect our
customers’ disposable income or our costs, are considered “forward-looking”

within the meaning of The Private
Securities Litigation Reform Act of 1995.

Such forward-looking statements are based on current expectations that are
subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially
from those contemplated by the forward-looking statements.

Such factors include, but are not limited to, any actual or
perceived deterioration in the conditions that drive consumer confidence and spending, including, but not limited to,
prevailing social, economic, political and public health conditions and uncertainties, levels of unemployment, fuel, energy
and food costs, inflation, wage rates, tax rates, interest rates, home values,

consumer net worth and the availability of
credit; changes in laws,

regulations or government policies affecting our business, including but not limited to tariffs;
uncertainties regarding the impact of any governmental action regarding,

or responses to, the foregoing conditions;
competitive factors and pricing pressures; our ability to predict and respond to rapidly changing fashion trends and
consumer demands; our ability to successfully implement our new store development strategy to increase new store
openings and the ability of any such new stores to grow and perform as expected; adverse weather, public health threats
(including the global coronavirus (COVID-19) outbreak)

or similar conditions that may affect our sales or operations;
inventory risks due to shifts in market demand, including the ability to liquidate excess inventory at anticipated margins;
adverse developments or volatility affecting the financial services industry or broader financial markets; and other factors
discussed under “Risk Factors” in Part I, Item 1A

of the Company’s most recently filed annual report on Form 10-K and in other reports the Company files with or furnishes to the SEC from time to time.

The Company does not undertake to
publicly update or revise the forward-looking statements even if experience or future changes make it clear that the
projected results expressed or implied therein will not be realized.

The Company is not responsible for any changes made
to this press release by wire or Internet services.
* * *

THE CATO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS

OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED February 3, 2024 AND January 28, 2023
(Dollars in thousands, except per share data)
Quarter Ended Twelve Months Ended
February 3, %
January 28, %
February 3, %
January 28, %
2024

Sales
2023

Sales
2024

Sales
2023

Sales
REVENUES

Retail sales
$ 172,144 100.0%
$ 177,510 100.0%
$ 700,318 100.0%
$ 752,370 100.0%

Other revenue (principally finance,

late fees and layaway charges)
2,738 1.6%
1,539 0.9%
7,741 1.1%
6,890 0.9%

Total revenues
174,882 101.6%
179,049 100.9%
708,059 101.1%
759,260 100.9%
GROSS MARGIN (Memo) 53,367 31.0%
55,590 31.3%
236,005 33.7%
242,706 32.3%
COSTS AND EXPENSES, NET

Cost of goods sold
118,777 69.0%
121,920 68.7%
464,313 66.3%
509,664 67.7%

Selling, general and administrative
67,433 39.2%
60,042 33.8%
252,777 36.1%
242,648 32.3%

Depreciation
2,500 1.5%
2,662 1.5%
9,871 1.4%
11,080 1.5%

Interest and other income
(1,347) -0.8%
(1,337) -0.8%
(5,101) -0.7%
(5,902) -0.8%

Costs and expenses, net
187,363 108.8%
183,287 103.3%
721,860 103.1%
757,490 100.7%
Income Before Income Taxes
(12,481) -7.3%
(4,238) -2.4%
(13,801) -2.0%
1,770 0.2%
Income Tax Expense

10,937 6.4%
(1,246) -0.7%
10,140 1.4%
1,741 0.2%
Net Income (Loss)
$ (23,418) -13.6%
$ (2,992) -1.7%
$ (23,941) -3.4%
$ 29 0.0%
Basic Earnings Per Share
$ (1.14)
$ (0.14)
$ (1.17)
$ -
Diluted Earnings Per Share
$ (1.14)
$ (0.14)
$ (1.17)
$ -

THE CATO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
February 3,
January 28,
2024

2023

(Unaudited)
(Unaudited)
ASSETS
Current Assets

Cash and cash equivalents
$ 23,940
$ 20,005

Short-term investments
79,012
108,652

Restricted cash
3,973
3,787

Accounts receivable - net
29,751
26,497

Merchandise inventories
98,603
112,056

Other current assets
7,783
6,676
Total Current Assets
243,062
277,673
Property and Equipment - net
64,022
70,382
Noncurrent Deferred Income Taxes
-
9,213
Other Assets
25,047
21,596
Right-of-Use Assets, net
154,686
174,276

TOTAL
$ 486,817
$ 553,140
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
$ 126,900
$ 135,597
Current Lease Liability
61,108
67,360
Noncurrent Liabilities
14,475
16,183
Lease Liability
92,013
107,407
Stockholders' Equity
192,321
226,593

TOTAL
$ 486,817
$ 553,140